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                                                                                                Exhibit 21.1

         CellStar Corporation And Its Subsidiaries as of February, 2002

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                                    Name                                               Jurisdiction
                                    ----                                               ------------
Cellstar Corporation                                                                     Delaware
National Auto Center, Inc.                                                               Delaware
CellStar Air Services, Inc.                                                              Delaware
CellStar Telecom, Inc.                                                                   Delaware
Cellstar Financo, Inc.                                                                   Delaware
CellStar International Corporation/SA                                                    Delaware
CellStar Fulfillment, Inc.                                                               Delaware
CellStar International Corporation/Asia                                                  Delaware
Audiomex Export Corp.                                                                      Texas
NAC Holdings, Inc.                                                                        Nevada
CellStar Ltd. [3]                                                                  Texas Ltd Partnership
CellStar Fulfillment, Ltd.  [4]                                                    Texas Ltd Partnership
CellStar Global Satellite Services, Ltd. [3]                                       Texas Ltd Partnership
A&S Air Service, Inc.                                                                    Delaware
Florida Properties, Inc.                                                                   Texas

CellStar S.A.                                                                            Argentina
CellStar Argentina S.A.                                                                  Argentina
CellStar Celular Chile S.A.                                                                Chile
CellStar de Colombia, Ltda                                                               Colombia
CellStar de Peru, S.A.                                                                     Peru
Quick Celular S.A.C.                                                                       Peru
Celular Express del Peru S.A.C.                                                            Peru
CellStar (UK) Ltd                                                                           UK
CellStar Foreign Sales Corporation                                                       Barbados
Celular Express S.A. de C.V.                                                              Mexico
CellStar Mexico S.A. de C.V.                                                              Mexico
Celular Express Management S.A. de C.V.                                                   Mexico
CellStar Netherlands Holdings B.V.                                                      Netherlands
CellStar Netherlands B.V.                                                               Netherlands
CellStar Ireland   [1]                                                                      UK
CellStar Holding AB                                                                       Sweden
CellStar-Intercall AB                                                                     Sweden
CellStar (Asia) Corporation Limited                                                      Hong Kong
Shanghai CellStar International Trading Co, Ltd                                             PRC
CellStar Telecommunications Service (Asia) Limited                                       Hong Kong
Shenzhen CellStar Honbo Telecommunications Co. Ltd                                          PRC
Shanghai Fengzing CellStar Trading Telecommunications Trading Co, Ltd                       PRC
CellStar Pacific Pte Ltd   [2]                                                           Singapore
CellStar Philippines, Inc                                                               Philippines
CellStar Amtel Sdn Bhd                                                                   Malaysia
Sunrise Mobile Sdn Bhd                                                                   Malaysia
Cellular Express (S) Pte Ltd   (formerly CellStar Singapore Pte Ltd)                     Singapore
CellStar Telecommunication Taiwan Co, Ltd                                                 Taiwan
CellStar Japan, Ltd                                                                        Japan
CellStar Telecom Limited                                                                   Korea
CellStar Asia Pacific Corporation                                                           BVI
CellStar Asia.com Inc.                                                                      BVI
Systar Corporation Ltd                                                                    Taiwan
chinadotcom CellStar Ltd                                                                    BVI


[1] CellStar Financo, Inc. owns remaining 50%.
[2] CellStar (Asia) Corporation Limited owns remaining 20%
[3] National Auto Center, Inc. is 1% General Partner
    and NAC Holdings, Inc. is 99% limited partner
[4] CellStar Fulfillment, Inc. is 1% General Partner and
    NAC Holdings, Inc. is 99% limited partner.

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